Exhibit 3.1

SUNSTONE HOTEL INVESTORS, INC.

ARTICLES SUPPLEMENTARY

Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”), that:

FIRST:  Under a power contained in Section 3-802(c) of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), the Company, by resolutions of its Board of Directors (the “Board of Directors”) duly adopted at a meeting duly called and held, prohibited the Company from electing to be subject to Section 3-803 of the MGCL as provided herein.

SECOND:  The resolutions referred to above provide that the Corporation may not elect to be subject to the provisions of Section 3-803 of the MGCL, or otherwise provide for the directors of the Corporation to be divided into classes pursuant to Title 3, Subtitle 8 of the MGCL, unless such election is first approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

THIRD:  The election to prohibit the Company from becoming subject to Section 3-803 of the MGCL without the stockholder approval referenced above has been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH:  The undersigned officer acknowledges these Articles Supplementary to be the act of the Company and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested by its Secretary on this 29th day of April, 2013.

ATTEST:	SUNSTONE HOTEL INVESTORS, INC.

/s/ Lindsay N. Monge	/s/ Kenneth E. Cruse	(SEAL)
Lindsay N. Monge, Secretary	Kenneth E. Cruse, Chief Executive Officer

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